SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 29, 2014 (April 24, 2014)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2014, the shareholders of Synovus Financial Corp. (“Synovus”) approved an amendment (the “Share Increase Amendment”) to Article 4 of Synovus’ articles of incorporation to increase the number of authorized shares of Synovus common stock, $1.00 par value per share (“Common Stock”) to 2,400,000,000 shares.

The Share Increase Amendment was approved by the Company’s board of directors (the “Board”) on February 19, 2014, subject to shareholder approval, and was effective upon approval by the Company’s shareholders and the filing of the Articles Amendment with the Secretary of State of Georgia on April 24, 2014. The full text of the Share Increase Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The above summary is qualified in its entirety by reference to the full text of the Share Increase Amendment filed as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Synovus 2014 Annual Meeting of Shareholders was held on April 24, 2014. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The proposal was to elect as directors the 14 nominees named in the proxy statement for Synovus’ 2014 Annual Meeting of Shareholders.

Nominee	Votes For	Vote Against	Abstentions

Catherine A. Allen	1,284,879,186	18,002,926	2,139,269
Tim E. Bentsen	1,286,854,368	15,852,333	2,314,680
Stephen T. Butler	1,291,352,773	11,597,113	2,071,495
Elizabeth W. Camp	1,286,709,248	16,135,716	2,176,417
T. Michael Goodrich	1,290,932,559	11,753,599	2,335,223
V. Nathaniel Hansford	1,283,461,887	18,038,809	3,520,685
Mason H. Lampton	1,287,261,415	15,695,493	2,064,473
Jerry W. Nix	1,289,444,080	13,251,083	2,326,218
Harris Pastides	1,293,414,712	9,264,442	2,342,227
Joseph J. Prochaska, Jr.	1,290,452,882	12,214,960	2,353,539
Kessel D. Stelling, Jr.	1,279,399,379	23,504,263	2,117,739
Melvin T. Stith	1,283,191,366	19,519,121	2,310,894
Barry L. Storey	1,291,132,021	11,601,227	2,288,133
Philip W. Tomlinson	1,292,395,660	10,447,321	2,178,400

   There were 200,552,454 broker non-votes for each director on this proposal.

Proposal 2

The proposal was an advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,286,717,857	13,826,472	4,477,052	200,552,454

Proposal 3

The proposal was an advisory vote on the frequency of the advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

1,124,955,398	5,512,884	170,375,178	4,177,921	200,552,454

Proposal 4

The proposal was to approve an amendment to Synovus’ Amended and Restated Articles of Incorporation to increase the number of shares of Synovus’ Common Stock that Synovus is authorized to issue.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,400,688,784	99,168,341	5,716,710	0

Proposal 5

The proposal was to approve an amendment to Synovus’ Amended and Restated Articles of Incorporation to effect a 1-for-7 reverse stock split of Synovus’ Common Stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,426,785,819	69,900,437	8,887,579	0

Proposal 6

The proposal was to ratify the amendment to the 2010 Synovus Tax Benefits Preservation Rights Plan to extend the Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,214,107,757	85,923,257	4,990,367	200,552,454

Proposal 7

The proposal was to ratify the appointment of KPMG LLP as Synovus’ independent auditor for the fiscal year ended December 31, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,484,153,523	14,643,109	6,777,203	0

Item 8.01	Other Events.

On April 24, 2014, Synovus issued a press release announcing that at the 2014 Annual Meeting of Shareholders its shareholders approved a proposal authorizing Synovus’ Board to effect a one-for seven reverse stock split of Synovus’ Common Stock and that following such approval, the Board formally authorized the one-for-seven reverse stock split. Synovus anticipates that it will effect the reverse stock split on May 16,

2014, and that its shares of common stock will begin trading on a post-split basis on the New York Stock Exchange (NYSE) at the opening of trading on May 19, 2014. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Synovus Financial Corp.

99.1	Synovus press release dated April 24, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: April 29, 2014	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary

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